GODFREY & KAHN, S.C.
ATTORNEYS AT LAW
780 North Water Street
Milwaukee, WI 53202
Phone (414) 273-3500 Fax (414) 273-5198

April 26, 2006

Baird Funds, Inc.
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion for the Baird MidCap Fund dated December 28, 2000, our opinion for the Baird Horizon Growth Fund (n/k/a Baird LargeCap Fund), Baird Intermediate Bond Fund, Baird Core Bond Fund (n/k/a Baird Core Plus Bond Fund), Baird Aggregate Bond Fund, Baird Short-Term Bond Fund and Baird Intermediate Municipal Bond Fund dated September 14, 2000 and our opinion for the Baird SmallCap Fund dated June 28, 2004. In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

MW1131913_1.DOC